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                                                                    EXHIBIT 23.3


                         CONSENT OF HUGHES & LUCE, LLP



                 We hereby consent to the use of our opinion on certain income tax consequences of two proposed transactions: the reorganization of Liberte Investors, a Massachusetts business trust (the "Trust") into a Delaware corporation called Liberte Investors Inc. (the "Company"), and the issuance by the Company of 8,102,439 shares of the Company's common stock, par value $.01 per share to Hunter's Glen/Ford, Ltd. for the following three purposes:

                 1. The Company may refer to this opinion in the legal matters section of the Company's Prospectus regarding these transactions (the "Prospectus");

                 2. The Company may refer to and quote this reference to our Firm and this opinion in the Federal Income Tax Consequences section of the Prospectus; and

                 3. The Company may file the opinion with the SEC as an exhibit to its Form S-4 Registration Statement to be filed the week of July 1, 1996.


                                                 HUGHES & LUCE, LLP